                                  R.F. MANAGEMENT CORP.

                          COMPUTATION OF PER SHARE EARNINGS
                                    (Unaudited)

                                                                   Exhibit 11.1

                                                                     FOR THE NINE             FOR THE THREE
                                                                     MONTHS ENDED              MONTHS ENDED
                                                                       JUNE 30,                  JUNE 30,
                                                               ------------------------  ------------------------
                                                                  1997         1996         1997         1996
                                                               -----------  -----------  -----------  -----------
Net..........................................................  ($  429,861) ($  681,447) ($  375,415) ($  201,941)
                                                               -----------  -----------  -----------  -----------
                                                               -----------  -----------  -----------  -----------
Primary
 Weighted average shares.....................................    3,400,760    3,327,500    3,408,333    3,327,500
 Assumed conversions
  A warrants and B warrants..................................      --            19,627      --           --
                                                               -----------  -----------  -----------  -----------
  Total weighted average shares outstanding..................    3,400,760    3,347,127    3,408,333    3,327,500
                                                               -----------  -----------  -----------  -----------
                                                               -----------  -----------  -----------  -----------
  Earnings (loss) per share amounts..........................  ($     0.13) ($     0.20) $      0.11  ($     0.06)
                                                               -----------  -----------  -----------  -----------
                                                               -----------  -----------  -----------  -----------
Fully diluted Weighted average shares........................                 3,327,500                 3,327,500
  Assumed conversions A warrants and B warrants..............                 1,955,000                 1,955,000
                                                                            -----------               -----------
  Total weighted average shares outstanding..................                 5,282,500                 5,282,500
                                                                            -----------               -----------
                                                                            -----------               -----------
  Loss per share amounts.....................................               ($     0.13)              ($     0.04)
                                                                            -----------               -----------
                                                                            -----------               -----------
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